Exhibit 99.1

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
SpeedFC, Inc.

We have audited the accompanying consolidated balance sheets of SpeedFC, Inc. and Subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SpeedFC, Inc. and Subsidiary as of December 31, 2011 and 2010, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/PHILIP VOGEL & CO. PC

Certified Public Accountants

Dallas, Texas

September 19, 2012

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	2011	2010
Assets

Current assets:
Cash and cash equivalents	$1,834	$11,995
Accounts receivable - trade, less allowance for doubtful accounts of $5,002 in 2011 and 2010	11,754,702	7,487,749
Prepaid expenses	271,316	80,259
Deferred costs - current	1,169,000	-
Deferred income taxes	45,900	1,700
Federal income taxes receivable	840,962	1,055,914

Total current assets	$14,083,714	$8,637,617

Property and equipment:
Software and computer equipment	$3,840,037	$2,043,190
Warehouse equipment	4,942,555	3,736,581
Leasehold improvements	129,719	100,232

	$8,912,311	$5,880,003
Less accumulated depreciation	4,075,472	2,574,624

Net property and equipment	$4,836,839	$3,305,379

Other assets:
Software development costs, net of accumulated amortization	$1,213,506	$180,787
Deferred costs	1,921,628	-
Deposits and other	23,180	8,018

	$3,158,314	$188,805

Total assets	$22,078,867	$12,131,801

	2011	2010
Liabilities and stockholders' equity

Current liabilities:
Checks issued in excess of available funds	$859,181	$-
Line of credit	2,374,822	250,000
Accounts payable	6,958,370	5,769,946
Accrued expenses	1,154,687	787,800
Capital lease obligations - current	178,445	100,023
Deferred revenue - current	1,299,000	-
Deferred rent - current	69,222	116,880
State income taxes payable	140,000	80,000

Total current liabilities	$13,033,727	$7,104,649

Long-term liabilities:
Capital lease obligations, net of current maturities	$207,433	$43,582
Deferred rent	146,106	215,329
Deferred revenue	2,096,281	-
Customer deposits	50,782	50,782
Deferred income taxes	1,492,500	631,100

Total long-term liabilities	$3,993,102	$940,793

Commitments and contingencies (Notes B, C, D and L)

Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized;985,000 shares issued, including 50,000 shares in treasury (liquidation preference of $1 per share)	$9,850	$9,850
Common stock, $0.01 par value; 8,000,000 shares authorized; 4,724,300 and 4,697,300 shares, respectively, issued and outstanding	47,243	46,973
Additional paid-in capital	1,975,631	1,763,895
Retained earnings	3,079,314	2,325,641

	$5,112,038	$4,146,359
Less cost of treasury stock, 50,000 shares	60,000	60,000

Total stockholders' equity	$5,052,038	$4,086,359

Total liabilities and stockholders' equity	$22,078,867	$12,131,801

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Revenues	$48,930,803	$33,075,774

Cost of revenues	39,432,585	26,854,681

Gross profit	$9,498,218	$6,221,093

Operating expenses:
Information technology	$2,662,352	$1,078,762
Sales and marketing	2,342,350	3,036,583
General and administrative	2,926,292	2,064,139

Total operating expenses	$7,930,994	$6,179,484

Income from operations	$1,567,224	$41,609

Other income (expense):
Interest income	$91	$-
Interest expense	(65,155)	(38,982)

Total other income (expense)	$(65,064)	$(38,982)

Income before income taxes	$1,502,160	$2,627

Income tax provision	748,487	120,526

Net income (loss)	$753,673	$(117,899)

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred stock		Common stock
	Number of shares issued	$0.01 par value	Number of shares issued	$0.01 par value	Additional paid-in capital	Retained earnings	Treasury stock	Total stockholders' equity

Balance, January 1, 2010	985,000	$9,850	4,597,300	$45,973	$1,604,496	$2,443,540	$(60,000)	$4,043,859

Restricted common stock issued	-	-	64,000	640	-	-	-	640

Exercise of stock options, net of taxes	-	-	36,000	360	56,111	-	-	56,471

Stock-based compensation from stock options	-	-	-	-	103,288	-	-	103,288

Net loss	-	-	-	-	-	(117,899)	-	(117,899)

Balance, December 31, 2010	985,000	$9,850	4,697,300	$46,973	$1,763,895	$2,325,641	$(60,000)	$4,086,359

Exercise of stock options, net of taxes	-	-	27,000	270	48,486	-	-	48,756

Stock-based compensation from restricted stock	-	-	-	-	30,725	-	-	30,725

Stock-based compensation from stock options	-	-	-	-	132,525	-	-	132,525

Net income	-	-	-	-	-	753,673	-	753,673

Balance, December 31, 2011	985,000	$9,850	4,724,300	$47,243	$1,975,631	$3,079,314	$(60,000)	$5,052,038

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Cash flows from operating activities:
Cash received from customers	$48,059,131	$30,123,969
Cash paid to suppliers and employees	(47,346,840)	(27,634,351)
Interest received	91	-
Interest paid	(65,155)	(38,982)
Income taxes refunded	903,951	-
Income taxes paid	(553,850)	(1,476,105)

Net cash provided by operating activities	$997,328	$974,531

Cash flows from investing activities:
Software development costs	$(1,243,777)	$(202,850)
Acquisition of property and equipment	(2,618,138)	(1,985,676)

Net cash used by investing activities	$(3,861,915)	$(2,188,526)

Cash flows from financing activities:
Increase in checks issued in excess of available funds	$859,181	$-
Net proceeds on line of credit	2,124,822	250,000
Payments on capital lease obligations	(171,897)	(93,888)
Proceeds from exercise of stock options	42,320	52,480
Dividends paid	-	(276,618)

Net cash provided (used) by financing activities	$2,854,426	$(68,026)

Net decrease in cash and cash equivalents	$(10,161)	$(1,282,021)

Cash and cash equivalents:
Beginning of year	11,995	1,294,016

End of year	$1,834	$11,995

	2011	2010

Reconciliation of net income (loss) to net cash provided by operating activities:

Net income (loss)	$753,673	$(117,899)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	$1,711,906	$1,006,225
Provision for deferred taxes	817,200	290,800
Stock-based compensation	163,250	103,288
Tax effect on exercise of options and warrants	6,436	4,631

Change in assets and liabilities:
(Increase) decrease in accounts receivables	(4,266,953)	(2,965,805)
(Increase) decrease in prepaid expenses	(191,057)	(30,338)
(Increase) decrease in federal income taxes receivable	214,952	(1,055,914)
(Increase) decrease in deferred costs	(3,090,628)	-
(Increase) decrease in deposits and other assets	(15,162)	(50)
Increase (decrease) in accounts payable	1,188,424	4,271,565
Increase (decrease) in accrued expenses	366,887	153,177
Increase (decrease) in income taxes payable	60,000	(595,096)
Increase (decrease) in deferred rent	(116,881)	(104,053)
Increase (decrease) in deferred revenue	3,395,281	-
Increase (decrease) in customer deposits	-	14,000

Total adjustments	$243,655	$1,092,430

Net cash provided by operating activities	$997,328	$974,531

Schedule of non-cash investing and financing activities Acquisition of property and equipment under capital leases	$414,170	$16,667

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies:

Organization

SpeedFC, Inc. and Subsidiary (the Company) provides third party end-to-end services including web platform development and hosting, fulfillment, order management and call center services primarily to businesses transacting through e-commerce. The Company operates information technology development offices in Texas and Mexico, distribution centers in Texas and Ohio and call centers in Texas, Ohio and Mexico. The Company is also a business process outsourcing (“BPO”) partner of Oracle Corporation focused on the Oracle Commerce suite of products. The Company’s clients purchase inventory and send it to the Company, market their products to their customers in a variety of means, but primarily over the Internet, generate orders and outsource their platform, fulfillment, order management, call center and related services to the Company. The Company aggregates these businesses and provides them with comprehensive, easy to implement, cost-effective and transaction-based services and information management tools.

Principles of consolidation

The consolidated financial statements of the Company include the accounts of SpeedFC, Inc. (“USA”) and its subsidiary, SpeedFC, S. de R.L. de C.V. (“Mexico”).  The subsidiary is presented at a 100% interest since the non-controlling interest is not significant.  All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and certificates of deposit with original maturity dates of three months or less.

Accounts receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 7 to 30 days from the invoice date.  Accounts receivable are stated at the amounts billed to customers.  Delinquent accounts do not typically incur financing or interest charges.  Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of losses that have been incurred in those accounts as of the balance sheet date and that will be confirmed as bad debt write-offs in future periods after all methods to collect have been exhausted.  Management individually reviews all accounts receivable balances and, based on current conditions, estimates that portion, if any, of the balance that will not be collected.  In the event of complete nonperformance by the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of nonperformance.

Translation of foreign currencies

The accounts of SpeedFC, S. de R.L. de C.V. are translated into United States dollars at the appropriate exchange rates prevailing at the dates of transactions or balance sheet date as required by Financial Accounting Standards Board, Accounting Standards Codification (“FASB ASC”), FASB ASC 830, “Foreign Currency Matters.” Net translation gains or losses are included in operations.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Property and equipment

Property and equipment are stated at cost.  The cost of property and equipment is depreciated on the straight-line method over the estimated useful lives of the respective assets as follows:

	Range in years

Computer and warehouse equipment		5
Leasehold improvements	3	-	5
Software for internal use		3
Capital leases	3	-	5

Depreciation expense was $1,500,848 and $984,162 for the years ended December 31, 2011 and 2010, respectively, including depreciation expense of equipment under capital leases.

Software development costs

The Company accounts for its software development costs in accordance with Accounting Standards Codification (“ASC”) 985, Costs of Computer Software to Be Sold, Leased or Marketed.  Capitalization of software development costs begins upon the establishment of technological feasibility. In the development of our products and our enhancements to existing products, technological feasibility is not established until substantially all product development is complete, including the development of a working model. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Such costs are amortized using the straight-line method beginning when the product or enhancement is available for general release over the estimated economic life of the product or enhancement, generally three years.  For the years ended December 31, 2011 and 2010 there were $1,243,777 and $202,850, respectively, of software development costs capitalized. For the years ended December 31, 2011 and 2010 amortization of software development costs totaled $211,058 and $22,063, respectively. Future amortization of software development costs are expected to total approximately $482,000 for fiscal years 2012 and 2013 and approximately $250,000 for fiscal year 2014.

Impairment of long-lived assets

Long-lived assets, including property and equipment and software development costs, are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. Recoverability of assets held and used is generally measured by a comparison of carrying amount of the asset to undiscounted future net cash flows expected to be generated by that asset.  These evaluations include comparing the future undiscounted cash flows of such assets to their carrying value.  If the carrying value exceeds the future undiscounted cash flows, the assets are written down to their estimated fair value calculated using discounted cash flows.  Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. During the years ended December 31, 2011 and 2010, there was no impairment of long-lived assets.

Income taxes

The Company has adopted the provisions of FASB ASC 740, “Income Taxes”, and uses the liability method of accounting for income taxes.  Under the liability method, a provision for income taxes is recorded based on taxes currently payable on income as reported for federal income tax purposes, plus an amount which represents the change in deferred income taxes for the year.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Income taxes (continued)

Taxes assessed on income in foreign countries are considered by management to be refundable and are recovered in the form of foreign tax credits on the Company’s U. S. federal income tax return.  Foreign taxes paid are reported as prepaid income taxes until such a time as they can be utilized.

The Company adopted the provisions of FASB ASC 740-10 that provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Interest expense and penalties related to tax liabilities will be recognized in the first period that they would begin to accrue according to the relevant tax law, and will be classified as interest expense and operating expense, respectively. Management believes there are no significant uncertain tax positions, so no adjustments have been reported from adoption of FASB ASC 740-10.  The Company is no longer subject to income tax examinations by the Internal Revenue Service for years prior to 2008. For state tax jurisdictions, the Company is no longer subject to income tax examinations for years prior to 2007.

On May 18, 2006, the State of Texas enacted a new law which replaced the then-current state franchise tax with a “margin tax” effective with franchise tax reports filed on or after January 1, 2008. In general, legal entities that conduct business in Texas are subject to the Texas margin tax, including previously non-taxable entities such as limited partnerships and limited liability partnerships. The tax is computed by applying the applicable tax rate (1%) to Texas sourced taxable margin, which is defined as the lesser of (1) 70% of total revenue or (2) total revenue less (a) the cost of goods sold or (b) compensation and benefits. Although the law states that the margin tax is not an income tax, it has the characteristics of an income tax since it is determined by applying a tax rate to a base that considers both revenues and expenses; therefore it has been included as part of the provision for income taxes in the statement of operations.

Revenue and cost recognition

Revenues from customer contracts are generally recognized as services are rendered. Contract costs include all direct material and labor costs.  General and administrative costs are charged to expenses as incurred. The Company records reimbursements received from customers for out-of-pocket expenses, primarily freight and supplies, as revenue and the associated expense as cost of revenue. All customer revenues are recorded net of discounts and allowances provided to customers.

As noted earlier, the Company follows the provisions of FASB ASC 985, Costs of Computer Software to Be Sold, Leased or Marketed, which provides for standards of recognition for the sale or lease of software products.  Certain of the Company’s services provide for the delivery of software requiring significant production, modification and customization.  In accordance with the Recognition Subtopic of FASB ASC 985, such arrangements shall be accounted for in accordance with the Construction-Type and Production-Type Contract Subtopic of FASB ASC 605, Revenue Recognition.  Based on the terms and conditions surrounding these arrangements, the Company has determined that it is appropriate to utilize the completed-contract method, whereby income is recognized only when the contract is completed and the software has been delivered.  Accordingly, billings and costs are deferred and accumulated on the balance sheet, but no profit or income is recorded before completion. However, anticipated losses on contracts would be recorded prior to completion.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Revenue and cost recognition (continued)

A portion of the Company’s revenue arrangements include multiple service elements, such as web implementation and migration, web site support, eCommerce services and additional services.  The Company has adopted the provisions of FASB ASC 605, “Revenue Recognition”, and the amendment to the Revenue Recognition – Multiple-Element Arrangements Subtopic of the FASB Accounting Standards Codification, as presented in ASU 200-13, Multiple-Deliverable Arrangements.  Under the provisions of FASB ASC 605, these deliverables are regarded as one unit of accounting and the revenue recognition pattern is determined for the combined unit.  The contracted value of the revenue and related costs for elements not quoted on a monthly basis, such as web site implementation and migration, are deferred and recognized ratably over the term of the arrangement, approximately three years, beginning when delivery has occurred. The revenues from the remaining service elements are recorded on a monthly basis as the services are provided. Costs associated with the web site implementation and migration are deferred and recognized ratably over the term of the arrangement consistent with the recognition of revenues.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

Taxes collected

The Company collects sales taxes assessed by governmental authorities imposed on sales to customers.  Sales taxes collected are excluded from revenues; net amounts due are reported as a liability on the Company's balance sheet.

Fair value of financial instruments

The carrying value of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, line of credit and capital lease obligations, approximate their fair values based on their short term maturities or current market prices and interest rates.

Stock based compensation

The Company accounts for stock based compensation according to the provisions of FASB ASC 718, Compensation – Stock Compensation.  As permitted by Compensation – Stock Compensation, the Company accounts for stock option and warrant awards using the calculated value method and recognizes compensation costs related to stock-based payment transactions (i.e., the granting of stock options and warrants, and awards of unregistered shares of common stock) in the financial statements. With limited exceptions, the amount of compensation is measured based on the grant-date fair value of the equity issued. Compensation cost is recognized on a straight-line basis over the period that an employee provides services in exchange for the entire award.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B - Line of credit:

On December 1, 2011, the Company entered into a revolving line of credit agreement with Comerica Bank that matures October 21, 2012.   The agreement provided for borrowings not to exceed $4,000,000 for the period from December 1, 2011 through February 21, 2012 and not to exceed $2,500,000 for the period from February 22, 2012 until the maturity date.  The agreement was amended effective February 21, 2012, solely to extend the borrowing limit of $4,000,000 through October 21, 2012.  The agreement is an extension of a revolving line of credit agreement dated November 1, 2011 that provided for borrowings not to exceed $3,000,000.  The note bears a variable interest rate at the daily adjusting LIBOR rate plus a margin of 2.55% per annum.  The agreement provides that the line of credit is secured by substantially all of the assets of the Company and the previous personal guaranty by the majority stockholder was released (effective with the November 1, 2011 agreement).  The daily adjusting LIBOR rate at December 31, 2011 was .29%.  As of December 31, 2011, there was $ 2,374,822 due on this line of credit.

On July 21, 2010, the Company entered into a revolving line of credit agreement with Comerica Bank that was paid off and terminated during 2011.   The agreement provided for borrowings not to exceed $1,500,000 bearing a variable interest rate at the daily adjusting LIBOR rate plus a margin of 2.55% per annum.  The agreement provided that the line of credit is secured by substantially all of the assets of the Company and is personally guaranteed by the majority stockholder of the Company.  The daily adjusting LIBOR rate at December 31, 2010 was .26%.  As of December 31, 2010, there was $250,000 due on this line of credit.

On June 23, 2009, the Company entered into a revolving line of credit agreement with the American National Bank of Texas that matured June 23, 2010.  The agreement provided for borrowings not to exceed $1,500,000 bearing a variable interest rate equal to the published prime rate.  The line of credit was secured by property and assets and was personally guaranteed by the majority stockholder of the Company.

The Company incurred $21,410 and $59 in interest expense on the lines of credit for the years ended December 31, 2011 and 2010, respectively.

Note C - Capital leases:

The Company leases equipment under capital leases expiring in 2012 and 2014.  The interest rates on the capitalized leases range from 4.8% to 7.8%. The asset and liability under the capital leases are recorded at the fair value of the asset at the inception of the lease, which is considered to be lower than the present value of the minimum lease payments.  For financial statement purposes, the assets are depreciated over their estimated lives.

The following is a summary of property held under capital leases:

	2011	2010

Software and computer equipment	$700,171	$286,001
Less accumulated depreciation	222,543	88,345

	$477,628	$197,656

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note C - Capital leases (continued):

Minimum future lease payments under the capital leases as of December 31, 2011 are:

Year ending December 31,	Amount

2012	$194,319
2013	150,043
2014	65,957

$410,319
Less amount representing interest	24,441

Present value of net minimum lease payments	$385,878
Less current maturities	178,445

Non-current portion	$207,433

Note D - Lease commitments:

The Company has non-cancelable operating leases, with renewal options, for office and warehouse facilities expiring April 2013 and August 2017.  Total rental expense was approximately $2,868,000 and $2,801,000 for the years ended December 31, 2011 and 2010, respectively.  The future annual minimum lease payments at December 31, 2011 are:

Year ending December 31,	Amount

2012	$1,920,804
2013	1,790,153
2014	1,472,295
2015	1,534,756
2016	1,659,678
2017	1,106,452

$9,484,138

Note E - Deferred rent:

Rental expense under an operating lease with a stepped payment schedule is being recognized on a straight-line basis over the lease term.  A deferred lease liability arises from the timing difference in the recognition of rent expense for financial statement purposes and the actual payment of this expense.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F - Income taxes:

At December 31, 2011 and 2010, the provision for income taxes consisted of the following:

	2011	2010

Current provision (benefit) for income taxes:
Federal	$(259,000)	$(311,800)
State	183,851	136,895

	$(75,149)	$(174,905)

Change in deferred taxes due to temporary differences and tax costs of exercise of options	823,636	295,431

	$748,487	$120,526

The Company’s effective income tax rate for 2011 and 2010 is different than what would be expected if the statutory rates were applied to income before income taxes primarily due to the inclusion of state income taxes which are based on gross margins.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax-reporting basis of the Company’s assets and liabilities.  Deferred income taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred income taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2011 and 2010, are presented below:

	2011	2010

Allowance for doubtful accounts	$1,700	$1,700
Accumulated depreciation	(1,635,400)	(678,400)
Deferred revenue and costs	104,000	-
Stock based compensation	83,100	47,300

Total	$(1,446,600)	$(629,400)

Current	$45,900	$1,700
Long-term	(1,492,500)	(631,100)
Valuation allowance	-	-

Total	$(1,446,600)	$(629,400)

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G - Common stock reserved:

As of December 31, 2011 and 2010, shares of common stock were reserved for the following purposes:

	2011	2010

Conversion of preferred stock	985,000	985,000

Exercise of current and future grants of stock options under the 2000 stock incentive plan	77,000	92,000

Exercise of current and future grants of stock options under the 2008 stock incentive plan	292,000	368,000

	1,354,000	1,445,000

Note H - Employee stock option plan:

On September 1, 2000, the Company adopted a stock award and incentive plan (“2000 Plan”), which permits the issuance of options to selected employees and directors of the Company.  The 2000 Plan reserves 400,000 shares of common stock for grant and provides that the term of each award be determined by the Committee of the Board of Directors (“Committee”) charged with administering the 2000 Plan.  On April 15, 2008, the Company adopted a stock incentive plan (“2008 Plan”), which permits the issuance of options to selected employees, consultants and directors of the Company.  The 2008 Plan reserves 400,000 shares of common stock for grant and provides that the term of each award be determined by the Committee charged with administering the 2008 Plan.

Under the terms of the Plans, options granted may be either nonstatutory options, incentive stock options or restricted stock. The exercise price, determined by the Committee, may not be less than 100% of the fair market value of a share on the date of grant and must not be less than 85% of the fair market value for nonstatutory options.  Incentive stock options granted to a person who owns more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share on the date of grant.

During fiscal 2010 the Company issued 64,000 shares of restricted common stock with a vesting period beginning January 1, 2011 and ending December 31, 2014.  Total compensation cost recognized for this restricted stock in 2011 was $30,725.  As of December 31, 2011, 48,000 shares are unvested, and there is $92,175 in unrecognized compensation expected to be recognized over a remaining period of 3 years.

Using the Black-Scholes-Merton option pricing model, management has determined that options issued in 2011 had a calculated value from $1.42 to $1.45 per share and options issued in 2010 had a calculated value from $1.39 to $1.41 per share. Total compensation cost recognized from stock options during the years December 31, 2011 and 2010 was $132,525 and $103,288, respectively. As of December 31, 2011, 118,000 stock options are unvested and there is $181,843 in unrecognized compensation expected to be recognized over a weighted average remaining period of 2.04 years.

The weighted average remaining contractual term of options outstanding at December 31, 2011 is 7.52 years. The weighted average remaining contractual term of options exercisable at December 31, 2011 is 7.2 years.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H - Employee stock option plan (continued):

The assumptions used, and the weighted average calculated value of options, are as follows:

	Options granted in 2011	Options granted in 2010

Risk-free interest rate	0.11% - 0.25%	0.26% - 0.40%
Expected dividend yield	0%	0%
Expected volatility	1.00% - 1.04%	0.97% - 1.00%
Expected life in years	5	5
Service period in months	36	12-36
Weighted average calculated value of options granted	$1.42	$1.39

The following is a summary of activity of options to purchase shares of the Company’s stock issued during the years ended December 31, 2011 and 2010:

	Number of shares	Weighted average exercise price

Outstanding at January 1, 2010	376,500	$1.29
Granted	175,000	1.95
Exercised	(36,000)	(1.44)
Forfeited/cancelled	(156,000)	(1.34)

Outstanding at December 31, 2010	359,500	$1.57
Granted	89,000	1.92
Exercised	(27,000)	(1.49)
Forfeited/cancelled	(84,000)	(1.92)

Outstanding at December 31, 2011 exercise price ranging from $.50 to $2.11	337,500	$1.58

Options exercisable at December 31, 2011	219,500	$1.49

During the years ended December 31, 2011 and 2010, the Company received $42,320 and $52,480, respectively, from directors upon exercise of options and recognized related tax costs of $6,436 and $4,631, respectively.  In accordance with Company policy, the shares were issued from a pool of shares reserved for issuance under the plan.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I - Preferred Stock:

As of December 31, 2011 and 2010, there were 935,000 shares outstanding of Series A Convertible Preferred Stock (the Preferred Stock).  The Preferred Stock has a par value of $.01 per share and has a liquidation preference of $1 per share plus any declared but unpaid dividends. Holders of the Preferred Stock are entitled to receive, if declared by the Board of Directors, dividends at a rate determined by the Board of Directors on the same basis as the holders of common stock. The Preferred Stock is convertible into the Company’s common stock at a conversion rate of 1 to 1. The Preferred Stock is not redeemable and votes together with the common stock and not as a separate class.

Note J - Software development costs:

As of December 31, 2011 and 2010, software development costs are summarized as follows:

	2011	2010

Capitalized software development costs	$1,446,627	$202,850

Less accumulated amortization	233,121	22,063

	$1,213,506	$180,787

Note K - Deferred revenues and costs:

For the years ended December 31, 2011 and 2010, there were $3,405,281 and $0, respectively, of website implementation and migration revenues deferred. For the years ended December 31, 2011 and 2010, $10,000 and $0, respectively, of these deferred revenues were recognized as revenues. The remaining deferred revenues to be recognized as revenues are expected to total approximately $1,299,000, $1,411,000 and $685,000, respectively for fiscal years 2012, 2013 and 2014.

For the years ended December 31, 2011 and 2010, there were $3,099,628 and $0, respectively, of website implementation and migration costs deferred. For the years ended December 31, 2011 and 2010, $9,000 and $0, respectively of these deferred costs were recognized as cost of revenues. The remaining deferred costs to be recognized as costs of revenues are expected to total approximately $1,169,000, $1,270,000 and $652,000, respectively for fiscal years 2012, 2013 and 2014.

Note L - Concentrations:

Concentrations of credit risk

Credit is extended based on an evaluation of the customer’s financial condition.  The Company, in some cases, obtains a security interest in the customer’s inventory.

Concentrations of business – major customers

During the years ended December 31, 2011 and 2010, the Company derived approximately 60% and 70%, respectively, of its revenues from three customers. At December 31, 2011 and 2010, amounts due from these three customers included in trade accounts receivable totaled approximately $6,469,000 and $5,385,000, respectively.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note M - Related party liabilities:

Year-end balances of advances due to a shareholder included in accounts payable are approximately $53,800 and $204,700 at December 31, 2011 and 2010, respectively.

Note N - Subsequent events:

Subsequent events have been evaluated through September 19, 2012, which is the date the financial statements were available to be issued.